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As filed with the Securities and Exchange Commission on January 28, 1997

                                                   Registration No. 33-64058






                         POST-EFFECTIVE AMENDMENT NO. 1
                                       to
                                    FORM S-8
                             REGISTRATION STATEMENT
                                     Under
                           THE SECURITIES ACT OF 1933


                                  AIRGAS, INC.
             (Exact name of registrant as specified in its charter)

            Delaware                                 56-0732648
(State or other jurisdiction of                      (I.R.S. Employer
   incorporation or organization)                    Identification Number)

                              100 Matsonford Road, Suite 550
                                Radnor, Pennsylvania 19087
                         (Address of Principal Executive Offices)


                            AIRGAS, INC. 401(k) PLAN
                           (Full Title of the Plans)

                               SCOTT M. MELMAN,
                  VICE PRESIDENT-CHIEF ADMINISTRATIVE OFFICER
                                  AIRGAS, INC.
                          Five Radnor Corporate Center
                         100 Matsonford Road, Suite 550
                          Radnor, Pennsylvania 19087
                    (Name and address of agent for service)

                                 (610) 687-5253
         (Telephone number, including area code, of agent for service)
                               __________________

                                   Copies to:
                           NANCY D. WEISBERG, ESQUIRE
                           McCAUSLAND, KEEN & BUCKMAN
                                  Radnor Court
                       259 Radnor-Chester Road, Suite 160
                         Radnor, Pennsylvania 19087-5240
                                 (610) 341-1000




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                                 Introduction

      The purpose of this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 (the "Registration Statement") of Airgas, Inc., a Delaware corporation (the "Registrant") is to file as an exhibit to the Registration Statement the Airgas, Inc. 401(k) Plan, amended and restated January 1, 1997.


                                    PART II
              Information Required in the Registration Statement

Item 8.  Exhibits.

      4     Airgas, Inc. 401(k) Plan (Amended and Restated January 1, 1997)

      5*    Opinion of McCausland, Keen & Buckman

      23.1* Consent of McCausland, Keen & Buckman (included in Exhibit 5).

      23.2* Consent of KPMG Peat Marwick LLP

      24*   Power of Attorney (see signature page)

      The Registrant undertakes that it will submit or has submitted the Airgas, Inc. 401(k) Plan (Amended and Restated January 1, 1997) (the "Plan") to the Internal Revenue Service ("IRS") in a timely manner and has or will make all changes required by the IRS in order to qualify the Plan under
Section 401 of the Internal Revenue Code of 1986, as amended.

*     Previously filed.


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                                  SIGNATURES

The Registrant.

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this post-effective amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in Delaware County, Pennsylvania, on January 28, 1997.

                                 AIRGAS, INC.

                                By: /s/ Peter McCausland
                                    _______________________________________
                                    Peter McCausland, Chairman of the Board
                                    and Chief Executive Officer

                                By: /s/ Jeffrey P. Cornwell
                                    _______________________________________
                                    Jeffrey P. Cornwell, Assistant Vice
                                    President-Corporate Controller (Principal
                                    Financial Officer and Principal Accounting
                                    Officer)

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated.

Peter McCausland, Chairman of the Board,
  Chief Executive Officer and Director*

Frank B. Foster, III, Director*

Erroll C. Sult, Director*

Robert E. Naylor, Jr., Director*

W. Thacher, Brown, Director*

John A. H. Shober, Director*

Merril L. Stott, Director*

_________________________________
   * Todd R. Craun, by signing his name hereto, does sign this post-effective amendment on behalf of each of the indicated directors of the Registrant, pursuant to powers of attorney executed by each of such directors and filed with the Securities and Exchange Commission, on the date indicated.

/s/ Todd R. Craun                                  Date: January 28, 1997
_______________________________
Todd R. Craun, Attorney-in-Fact
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      The Plan.  Pursuant to the requirements of the Securities Act of 1933, the Plan Administrator has duly caused this post-effective amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in Delaware County, Pennsylvania, on January 28, 1997.

                              AIRGAS, INC. 401(k) PLAN


                             By:   Airgas Management, Inc., Plan Administrator

                                   By:   Plan Committee

                                        By: /s/ Scott M. Melman
                                            _____________________________
                                            Scott M. Melman, member of Plan
                                            Committee
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